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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

EduTrades, Inc.
Cape Coral, Florida

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 19, 2006, relating to the December 31, 2005, 2004 and 2003 financial statements of EduTrades, Inc., which are contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado

May 22, 2006

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  Exhibit 23.4